CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                                                   EXHIBIT
10.36

                                                  WIND RIVER LICENSE NUMBER: [*]
                                                                             [*]

                            WIND RIVER SYSTEMS, INC.

                          SOURCE CODE LICENSE AGREEMENT

     THIS SOURCE CODE LICENSE AGREEMENT ("Agreement") is made and entered into as of the date specified below (the "Effective Date") by and between WIND RIVER SYSTEMS, INC., a Delaware corporation ("Wind River"), and INTEGRATED TELECOM EXPRESS, INC., a corporation having a principal place of business at the address set forth on Exhibit A attached hereto ("Customer"). The parties agree as follows:

     1.   DEFINITIONS.

          (a) "APPROVED CPU" means a host computer on which the Software, per its documentation, is intended to operate and upon which Customer installs and uses the Software, the specifications for which are set forth in Exhibit A.

          (b) "AUTHORIZED SITE" means the specific address of Customer's facility consisting of a single building or multiple buildings on a contiguous campus where the Approved CPU upon which the Software is first installed and put into use is physically located, as specified in Exhibit A. Customer may change the address of the Authorized Site by giving notice to Wind River.

          (c) "CONFIDENTIAL INFORMATION" shall mean (i) the Source Code, (ii) the technology, ideas, know how, documentation, processes, algorithms and trade secrets embodied in the Software; (iii) any software keys related to the Software, and (iv) any other information, whether disclosed orally or in written or magnetic media, that is identified as "confidential," "proprietary" or with a similar legend at the time of such disclosure and if disclosed orally confirmed in writing as confidential within 30 days of disclosure.

          (d) "INTELLECTUAL PROPERTY RIGHTS" shall mean all copyrights, trade secrets, patents, mask works and other intellectual property rights recognized in any jurisdiction worldwide, including all applications and registrations with respect thereto, but excluding trademarks, service marks, trade names and other product, service or company identifiers.

          (e) "OBJECT CODE" shall mean the Software in the form not readily perceivable by humans and suitable for machine execution without the intervening steps of interpretation or compilation.

          (f) "PERMITTED MODIFICATIONS" shall mean (i) without limitation, any additions, adaptations, modifications, improvements, corrections, variations, additions, enhancements, revisions or interface elements, in any form or medium whatsoever, that is derived in any manner from the Software, or any part or aspect thereof, or that uses or incorporates the Software or any part or aspect thereof; and (ii) any "derivative" work of the Software, or any part or aspect thereof, as defined in the Copyright Law of the United States of America, 17 U.S.C. ss.101 et seq.

[*]CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

          (g) "PROJECT" shall mean a concerted research or development undertaking by an identified development team to design or produce a unique end user product which uses a specific target microprocessor and which has a specified scope of functionality, as specified in Exhibit A, all of which shall be considered Customer Confidential Information.

          (h) "RUN-TIME MODULE" shall mean the Object Code derived from compiling the Software, any Permitted Modifications thereto, or any portion thereof, to be incorporated in a Target Application.

          (i) "SOFTWARE" shall mean the Wind River software product specified in Exhibit A hereto, whether in Source Code or Object Code form, including any related documentation and updates, if any, provided by Wind River under this Agreement.

          (j) "SOURCE CODE" shall mean the Software in human readable source code form that is not suitable for machine execution without the intervening steps of interpretation or compilation.

          (k) "TARGET APPLICATION" shall mean an item, device or system developed by Customer pursuant to a Project, that contains a Run-Time Module, or any portion thereof, including any modified or successor version of said item, device or system.

     2. LICENSE. Subject to Customer's compliance with the terms and conditions of this Agreement and payment of any fees specified hereunder, Wind River hereby grants to Customer a restricted, personal, non-transferable, non-exclusive, internal-use license: (i) to use the Source Code solely at the Authorized Site (or as accessed from the Authorized Site by employees assigned to the Project as set forth in Section 3(a) below) on Approved CPUs in connection with the Project: (ii) to reproduce the Source Code for archive purposes, consistent with Customer's standard archive procedures; (iii) to create Permitted Modifications of the Source Code solely to the extent necessary to support the development of the Target Application; (iv) to compile the Source Code, including any Permitted Modifications thereof, into a Run-Time Module; and
(v) to reproduce a reasonable number of Run-Time Modules for physical incorporation into the Target Application; provided, that any such Target Applications containing the Run-Time Modules shall be used solely for internal development purposes in connection with the Project. Customer shall reproduce and include any and all copyright notices and proprietary rights legends, as such notice and legend appear in the original Source Code, on any copy of the Source Code, or portion thereof, and on any Permitted Modification.

     3.   RESTRICTIONS.

          (a) The Software and all Permitted Modifications may be accessed by employees assigned to the Project who access the Software, and make a resident copy over a VPN which is not located at the Authorized site, provided that Customer must designate no more than three (3) employees located at the Authorized Site as points of contact with Wind River.

          (b) Access to the Source Code and creation of the Permitted Modifications shall be made only by employees with a need to know who (i) require access to the Source Code for the purposes authorized by this Agreement, and (ii) have signed an employee agreement in which such employee agrees to protect third party confidential information with terms no less stringent than those set forth therein. Customer agrees that any breach by any employee of their obligations under such confidentiality agreements shall also constitute a breach by Customer hereunder. For the purposes of this Agreement, the definition of "employee" shall be as defined for purposes of the U.S. Copyright Act and but does expressly include independent contractors. Customer shall maintain and, upon Wind River's reasonable request, provide to Wind River, the names of all employees who have had access to the Source Code.

          (c) Customer shall not market, distribute or otherwise transfer copies of the Software and Permitted Modifications to others. Customer may not rent, lease or loan the Software or Permitted Modifications.

          (d) Customer shall use its best efforts to protect the Software and Permitted Modifications from unauthorized access, reproduction, disclosure or use. In the event Customer becomes aware of any unauthorized use or disclosure of Software or any Permitted Modifications thereto, Customer shall notify Wind River immediately in writing and shall give full cooperation, at Customer's expense, to minimize the effects of such unauthorized use or disclosure.

          (e) UPON TRANSFER OF ANY COPY OF THE SOFTWARE OR PERMITTED MODIFICATIONS TO ANOTHER PARTY, THIS LICENSE IS AUTOMATICALLY TERMINATED.

          (f) ONE FUNCTION OF THE SOFTWARE IS TO CREATE RUN-TIME MODULES FOR INCORPORATION INTO TARGET APPLICATIONS, EXCEPT AS SET FORTH IN SECTION 2 ABOVE, NO LICENSE IS GRANTED HEREUNDER TO REPRODUCE OR DISTRIBUTE ANY PORTION OF THE SOFTWARE AS PART OF ANY SUCH TARGET APPLICATION AND SUCH RIGHTS MAY ONLY BE GRANTED BY MEANS OF A WIND RIVER SUPPLEMENTAL DISTRIBUTION LICENSE. THE SUPPLEMENTAL DISTRIBUTION LICENSES ARE AVAILABLE FOR VARIOUS QUANTITIES OF TARGET APPLICATIONS. CUSTOMER SHOULD CONTACT AN AUTHORIZED WIND RIVER REPRESENTATIVE FOR DETAILS.

          (g) The Software licensed under this Agreement may contain or be derived from materials of third party licensors. Such third party materials may be subject to restrictions in addition to those listed in this Section 3, which restrictions, if any, are set forth in Exhibit _ attached hereto.

     4. CONFIDENTIAL INFORMATION. Neither party shall use or disclose any Confidential Information of the other Party, except as expressly authorized by this Agreement, and shall protect all such Confidential Information using the same degree of care which a party uses with respect to its own proprietary information, but in no event with safeguards less than a reasonably prudent business would exercise under similar circumstances. A party's obligations regarding the protection of Confidential Information shall survive any expiration or termination of the Agreement. Each party shall take prompt and appropriate action to prevent unauthorized use or disclosure of the Confidential Information. Each party may use and disclose any Residuals for any purpose, except that no license to any patent or copyright is granted under this Section 4. Residuals means disclosed confidential information remembered by those individuals within the scope of Recipient's obligations under this Agreement who no longer have access to the disclosed confidential information. However, Residuals does not include any detailed financial or personnel date, or the identity of the Discloser. This Agreement imposes no obligation upon Recipient with respect to information that (a) was in Recipient's possession before receipt from Discloser, (b) is or becomes publicly know without breach by Recipient, (c) is rightfully received by Recipient from a third party without a duty of confidentiality, (d) is disclosed by Discloser to a third party without a duty of confidentially on the third party, (e) is independently developed or learned by Recipient or (f) is disclosed by Recipient with Discloser's prior written approval.

     5. OWNERSHIP. Customer shall not have any obligation to provide or disclose to Wind River any Permitted Modifications. Notwithstanding the foregoing, Wind River and its licensors shall retain exclusive ownership of all worldwide Intellectual Property Rights in and to the Software. Customer hereby assigns to Wind River all Patent Rights it may have or obtain in and to the foregoing. If Customer has or obtains any patent rights to the foregoing that cannot be assigned to Wind River, Customer unconditionally and irrevocably waives the enforcement of such patent rights, and if such patent rights cannot be waived, Customer hereby grants to Wind River a non-exclusive, irrevocable, perpetual, worldwide, fully paid and royalty-free license under any Customer patent rights, with rights to sublicense through one or more levels of sublicensees, to make, use, sell and import Permitted Modifications. All rights in and to the Software not expressly granted to Customer in this Agreement are expressly reserved for Wind River and its licensors. In addition, Wind River hereby grants to Customer a non-exclusive, irrevocable, perpetual, worldwide, fully paid and royalty-free license, with rights to sublicense through one or more levels of sublicensees, to reproduce, create derivative works of, distribute, publicly perform, publicly display, make, use, sell and import such Permitted Modifications to the extent Wind River acquires any ownership interest in such Permitted Modifications pursuant to this Agreement, intellectual property by all means now know or later developed. Notwithstanding the above or anything else in this Agreement to the contrary, the parties agree that in the event Customer develops software modules that call or interface with the Software ("Permitted Modules"), such Permitted Modules shall not be assigned or licensed to Wind River hereunder and shall remain the sole and exclusive property of Customer.

     6. DELIVERY AND PAYMENT. Promptly following the Effective Date, Wind River shall deliver the Source Code to Customer. Such Source Code shall be deemed irrevocably accepted upon shipment. Customer shall pay to Wind River the Source Code license fees set forth in Wind River's current price list unless otherwise identified in Exhibit A. License fees will be invoiced upon shipment of the Software. Payment of all amounts invoiced shall be due thirty (30) days after receipt of invoice. Interest on any late payments shall accrue at the rate of (whichever is lower) one and one-half percent (1.5%) per month, or the highest rate permitted by law, from the date such amount is due until finally paid.

     7. TAXES. All payments and amounts due hereunder shall be paid without deduction, set-off, or counter claim and free and clear of any restrictions or conditions and without deduction for any taxes, levies, imposts, duties, fees, deductions, withholdings or other governmental charges, excluding taxes on Wind River's overall net income. If any deduction is required to be made by law, Customer shall pay in the manner and at the same time such additional amounts as will result in receipt by Wind River of such amount as would have been received by Wind River had no such amount been required to be deducted. If Customer is claiming sales or use tax exemption, a certified Tax Exempt Certificate must be attached to this Agreement or applicable purchase order submitted by Customer.

     8. TERM AND TERMINATION. This Agreement shall commence upon the Effective Date and continue until terminated as set forth in this Agreement. This Agreement will terminate upon Customer's breach of this Agreement, unless such breach is cured by Customer within thirty (30) days after receipt of notice of such breach by Wind River. Upon termination, Customer agrees not to use the Software for any purpose whatsoever, to destroy the Software and any copy then in Customer's possession, and to certify to Wind River that such destruction has taken place. These remedies shall be cumulative and in addition to any other remedies available to Wind River. The following Sections shall survive any termination of this Agreement: Sections 1, 4, 5, 7, 8, 11(b), 12, 13, and 14.

     9. KEYS AND ACCESS. Wind River agrees to provide to Customer those software access keys (the "Keys") which are reasonably necessary to permit Customer to gain access to the Software contained on media shipped to Customer and which Software has been properly licensed to Customer pursuant to a license agreement. All such Keys shall be considered the Confidential Information of Wind River. Notwithstanding anything to the contrary in this Agreement, Customer hereby acknowledges that Customer shall have no right or license to any software shipped to Customer on media as provided above which software is not properly licensed pursuant to a license agreement, that any such software is included therein solely as a matter of administrative convenience, and Customer further agrees not to attempt to gain access to, or permit any third party to attempt to gain access to, such software.

     10. AUDIT. Customer agrees to maintain accurate written records of the location of the Software (in all forms) in Customer's possession and the names of all employees who have had access to the Source Code and provide copies of such logs to Wind River upon reasonable request. All such information shall be considered Customer Confidential Information. To ensure compliance with the terms of this Agreement, Wind River shall have the right, exercisable upon reasonable notice at Wind River's expense, to have an independent third party under CUSTOMER NDA, conduct an inspection and audit of such records and Customer's computer systems (including the right to determine what Software has been accessed pursuant to Section 9), and to obtain true and correct photocopies of such records, during Customer's regular business hours at Customer's offices, and in such a manner as not to interfere unreasonably with Customer's normal business activities. In no event shall such audits be conducted hereunder more frequently than every twelve (12) months.

     11.  WARRANTY.

          (a) LIMITED WARRANTY. Wind River warrants that, to the best of its knowledge, as of the Effective Date, Wind River has the right to grant the licenses granted to Customer herein. Wind River warrants that the media on which the Software is delivered will be free from defects in materials or workmanship for a period of ninety (90) days from the date on which Customer receives such media. If during the foregoing ninety (90) day warranty period the media on which Software is delivered proves to be defective, Wind River will replace such media. In addition, Wind River warrants that the Software will substantially conform to its documentation 90 days from the date on which Customer receives the Software. Where a material nonconformity exists within the warranty period, and proper notice has been given to Wind River, Wind River will, at its sole option, use due diligence to correct the nonconformity and provide Customer with one copy of any such corrected version of the Software, replace the Software with Software of equivalent functionality, or, if Wind River is unable to correct such nonconformance within a reasonable period of time, refund all fees paid to it for the Software. Customer assumes full responsibility for: (i) the selection of the Software; (ii) verifying the results obtained from the use of the Software; and (iii) taking appropriate measures to prevent loss of data. Wind River does not warrant that the operation of the Software will meet Customer requirements or that Customer will be able to achieve any particular results from use or modification of the Software or that Software will operate free from error.


          (b) WARRANTY DISCLAIMER. EXCEPT AS EXPRESSLY SET FORTH IN SECTION 11, WIND RIVER AND ITS LICENSORS DISCLAIM ALL WARRANTIES, EXPRESS, IMPLIED AND STATUTORY INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE AND NONINFRINGEMENT OF THIRD PARTY RIGHTS. NO ORAL OR WRITTEN INFORMATION OR ADVICE GIVEN BY WIND RIVER, ITS DEALERS, DISTRIBUTORS, AGENTS OR EMPLOYEES SHALL IN ANY WAY INCREASE THE SCOPE OF THIS WARRANTY.

     12. INFRINGEMENT INDEMNITY. Wind River will defend any suit brought against Customer and will pay all damages finally awarded or settlements entered into in such suit insofar as such suit is based on a claim that the Software as provided to Customer infringes a third party patent or copyright, or misappropriates a third party trade secret; provided that Wind River is notified promptly of such claim and at its expense is given full and complete authority (including settlement authority), information and assistance by Customer for such defense. In the event that the Software is held in any such suit to infringe such a right and its use is enjoined, or if in the opinion of Wind River the Software is likely to become the subject of such a claim, Wind River at its own election and expense will either (i) procure for Customer the right to continue using the Software or (ii) modify or replace the Software so that it becomes non-infringing while giving substantially equivalent performance. In the event that (i) or (ii) above are not, in Wind River's sole determination, obtainable using reasonable commercial efforts, then Wind River may terminate this Agreement and refund amount Customer paid Wind River under this Agreement for the Software which is the subject of such claim; provided that at Customer's option, Customer may continue use of the Software pursuant to the Agreement and Wind River's indemnity obligations hereunder shall terminate for any use after Wind River's notice of termination in compliance with this Section 12. The indemnification obligation shall not apply to infringement actions or claims to the extent that such actions or claims are based on or result from: (i) modifications made to the Software by a party other than Wind River; (ii) the combination of the Software with items not supplied by Wind River; and (iii) Customer's failure to use the most recent version of the Software Provided by Wind River to Customer; provided, that the infringement described in (i) through
(iii) would have been avoided but for such modification, combination or use. THIS SECTION STATES CUSTOMER'S EXCLUSIVE REMEDY AND WIND RIVER'S ENTIRE LIABILITY FOR ANY CLAIM OF INFRINGEMENT.

     13. LIMITATION OF LIABILITY. EXCEPT FOR A BREACH OF SECTIONS 2, 3, OR 4 NEITHER PARTY NOR ITS LICENSORS SHALL BE LIABLE FOR ANY INCIDENTAL, SPECIAL, CONSEQUENTIAL OR INDIRECT DAMAGES OF ANY KIND (INCLUDING DAMAGES FOR INTERRUPTION OF BUSINESS, PROCUREMENT OF SUBSTITUTE GOODS, LOSS OF PROFITS, OR THE LIKE) REGARDLESS OF THE FORM OF ACTION WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT PRODUCT LIABILITY OR ANY OTHER LEGAL OR EQUITABLE THEORY EVEN IF WIND RIVER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. EXCEPT FOR A BREACH OF SECTIONS 2, 3 OR 4, OR LIABILITY ARISING OUT OF SECTION 11 IN NO EVENT WILL EITHER PARTY'S AGGREGATE CUMULATIVE LIABILITY FOR ANY CLAIMS ARISING OUT OF OR RELATED TO THIS AGREEMENT EXCEED THE AMOUNTS PAID TO WIND RIVER BY CUSTOMER PURSUANT TO THIS AGREEMENT.

THE LIMITED WARRANTY, LIMITED REMEDIES, WARRANTY DISCLAIMER AND LIMITED LIABILITY ARE FUNDAMENTAL ELEMENTS OF THE BASIS OF THE BARGAIN BETWEEN WIND RIVER AND CUSTOMER. WIND RIVER WOULD NOT BE ABLE TO PROVIDE THE SOFTWARE WITHOUT SUCH LIMITATIONS.

     14.  GENERAL.

          (a) GOVERNING LAW AND FORUM. This Agreement shall be governed in all respects by the laws of the United States of America and the State of California without regard to conflicts of law principles. All disputes arising under this Agreement shall be brought in Superior Court of the State of California in Alameda County or the Federal District Court of San Francisco, California, as permitted by law. The Superior Court of Alameda County and the Federal District Court of San Francisco shall each have non-exclusive jurisdiction over disputes under this Agreement. Customer consents to the personal jurisdiction of the above courts. The parties agree that the United Nations Convention on Contracts for the International Sale of Goods is specifically excluded from application to this Agreement.

          (b) ATTORNEYS' FEES. In the event any proceeding or lawsuit is brought by Wind River or Customer in connection with this Agreement, the prevailing party in such proceeding shall be entitled to receive its costs, expert witness fees and reasonable attorneys' fees, including costs and fees on appeal.

          (c) INJUNCTIVE RELIEF. It is understood and agreed that, notwithstanding any other provisions of this Agreement, breach of the provisions of this Agreement by Customer will cause Wind River irreparable damage for which recovery of money damages would be inadequate, and that Wind River shall therefore be entitled to obtain timely injunctive relief to protect Wind River's rights under this Agreement in addition to any and all remedies available at law.

          (d) NOTICES. All notices or reports permitted or required under this Agreement shall be in writing and shall be delivered by personal delivery or by certified mail, return receipt requested, and shall be deemed given upon personal delivery or five (5) days after deposit in the mail. Notices shall be sent to the parties at the addresses described on the Signature Page or such other address as either party may designate for itself in writing. If the notice is to Wind River, a copy shall also be sent to the attention of its General Counsel at the Wind River address.

          (e) NO AGENCY. Nothing contained herein shall be construed as creating any agency, employment relationship, partnership, principal-agent or other form of joint enterprise between the parties.

          (f) FORCE MAJEURE. Neither party shall be liable hereunder by reason of any failure or delay in the performance of its obligations hereunder (except for the payment of money) on account of strikes, shortages, riots, insurrection, fires, flood, storm, explosion, acts of God, war, governmental action, labor conditions, earthquakes, material shortages or any other cause which is beyond the reasonable control of such party.

          (g) WAIVER. The failure of either party to require performances by the other party of any provision hereof shall not affect the full right to require such performance at any time thereafter; nor shall the waiver by either party of a breach of any provision hereof be taken or held to be a waiver of the provision itself.

          (h) SEVERABILITY. In the event that any provision of this Agreement shall be unenforceable or invalid under any applicable law or be so held by applicable court decision, such unenforceability or invalidity shall not render this Agreement unenforceable or invalid as a whole, and, in such event, such provision shall be changed and interpreted so as to best accomplish the objectives of such unenforceable or invalid provision within the limits of applicable law or applicable court decisions.

          (i) USE OF CUSTOMER'S NAME. Customer agrees that Wind River may use Customer's name and may disclose that Customer is a licensee of Wind River products or services in Wind River advertising, press, promotion and similar public disclosures with respect to the Software and professional services; provided, however, that such advertising, promotion or similar public disclosures shall not indicate that Customer in any way endorses any Wind River products, without prior written permission from Customer. Customer agrees that, upon Customer's public announcement of product designed with or containing Wind River products or services, Wind River may publicly disclose the nature of the Wind River involvement in said product.

          (j) HEADINGS. The section headings appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or extent of such section or in any way affect this Agreement.

          (k) GOVERNMENT END USERS. The Software and any related Documentation are each a "commercial item," as that term is defined at 48 D.F.R. ss.2.101 (Oct
1995), consisting of "commercial computer software" and "commercial computer software documentation," as such terms are used in 48 C.F.F. ss.12.212 (Sep
1995) and are provided to U.S. Government end users with only those rights set forth herein.

          (l) ASSIGNMENT. Neither party may delegate, assign or transfer this Agreement, the license(s) granted or any of Customer's rights or duties hereunder, including by way of merger

(regardless of whether Customer is the surviving entity) or acquisition, and any attempt to do so, without Wind River's express prior written consent, shall be void. Notwithstanding the foregoing, an assignment or delegation by Customer in connection with the transfer of all or substantially all of Customer's assets or stock by reason of acquisition, merger or consolidation (an "Acquisition") may be made with written notice given within 30 days of the event but without obtaining Wind River's prior consent; provided that (i) Customer is current with all reports and payments required under the Agreement and not in breach of any material obligation, and, (ii) the assignee or transferee provides Wind River a written certification that this Agreement shall apply only to (1) the use of the Software on the same Project described in Exhibit A that Customer had been authorized to use the Software for prior to the Acquisition and provided further, (iii) that the proposed assignee or transferee is not a competitor of Wind River, in which case Wind River's prior written consent shall be required.

          (m) COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which will be considered an original, but all of which together will constitute one and the same instrument.

          (n) EXPORT CONTROL. All Software and technical information delivered under this Agreement are subject to U.S. export control laws and may be subject to export or import regulations in other countries. Customer agrees to strictly comply with all such laws and regulations.

          (o) LANGUAGE. This Agreement is in the English language only, which language shall be controlling in all respects, and all versions of this Agreement in any other language shall be for accommodation only and shall not be binding on the parties to this Agreement. All communications and notices made or given pursuant to this Agreement, and all documentation and support to be provided, unless otherwise noted, shall be in the English language.

          (p) ENTIRE AGREEMENT; MODIFICATION. This Agreement constitutes the entire agreement between Customer and Wind River and supersedes in their entirety any and all oral or written agreements previously existing between Customer and Wind River with respect to the subject matter hereof. The terms and conditions of any purchase order or other instrument issued by Customer in connection with this Agreement which add to or differ from the terms and conditions of this Agreement shall be of no force or effect. This Agreement may only be amended or supplemented by a writing that refers explicitly to this Agreement and that is signed by duly authorized representatives of Customer and Wind River.

     IN WITNESS WHEREOF, the parties authorized representatives have executed this Agreement as of the Effective Date.

WIND RIVER:                             CUSTOMER:

WIND RIVER SYSTEMS, INC.                INTEGRATED TELECOM EXPRESS, INC.



By: /s/ [ILLEGIBLE]                     By: /s/ ROBERT M. GARDNER
   ----------------------------------      ------------------------------------

    Mgr. of [ILLEGIBLE]                     V.P. COO
   ----------------------------------      ------------------------------------

                                         WIND RIVER LICENSE NUMBER: ____________

                                    EXHIBIT A

                            WIND RIVER SYSTEMS, INC.

                          SOURCE CODE LICENSE AGREEMENT

Date of License Agreement:
                            ----------------------------------

            Customer Name:  ITEX
                            -------------------------------

                  Address:  2710 WALSH AVENUE
                            -------------------------------

                            SANTA CLARA, CA  95051
                            --------------------------------

Customer Technical Contact: [*]
                            --------------------------------

Software:             [*]
                      ---

Project:  ADSL MODEM

Approved CPU and delivery media: [*]

Target CPU: [*]
            ---

Authorized Site (address and building identification):

2710 WALSH AVENUE

SANTA CLARA, CA  95051

License Fee:  $ [*]
              --------

Payment due:  $ [*]
              --------

Address for notices:

To Wind River:                          To Customer:

Wind River Systems, Inc.                Integrated Telecom Express, Inc
500 Wind River Way                      2710 Walsh Avenue
Alameda, CA 94501                       Santa Clara, CA 95051
Attn: General Counsel                   Attn:  ____________

[ITEX CONFIDENTIAL]

[*]CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.